                                                                   EXHIBIT 10.19


                       HINES REAL ESTATE INVESTMENT TRUST
                      AMENDED AND RESTATED ESCROW AGREEMENT

         This Amended and Restated Escrow Agreement ("Agreement") is entered into as of the 25th day of February, 2004 by and between Wells Fargo Bank, N.A., as escrow agent ("Escrow Agent"), and Hines Real Estate Investment Trust, Inc., a Maryland corporation ("Company").

         WHEREAS, the Company has filed an initial Registration Statement on Form S-11 with the Securities and Exchange Commission (the "SEC") to commence an initial public offering of 200,000,000 shares of common stock ("Shares") at $10.00 per share for sale to the public with a minimum offering of $10,000,000 in Shares, exclusive of any funds received from subscriptions for Shares from entities which Company has notified Escrow Agent are affiliated with the Company and exclusive of subscriptions received from residents of the State of Pennsylvania (the "Minimum Offering"); and

         WHEREAS, Escrow Agent agrees to maintain an Escrow Account (as defined below) for the deposit of such funds raised in the initial public offering until such time as the Minimum Offering has been raised or, in the event that the Minimum Offering has not been met by one year from the date on which the Registration Statement is declared effective by the SEC (the "Expiration Date"), Escrow Agent agrees to return such funds to the subscribers in accordance with the terms of this Agreement; and

         WHEREAS, the Company paid Escrow Agent the Acceptance Fee upon execution of the Escrow Agreement dated December 30, 2003; and

         WHEREAS, the Company lowered its Minimum Offering from $15,000,000 to $10,000,000 and desires to amend and restate the Escrow Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate this Escrow Agreement as follows:

1. Receipt of Escrow Funds

         Persons subscribing to purchase Shares will be instructed to remit funds ("Escrow Funds") representing the purchase price in the form of checks or drafts payable to the order of, Automated Clearing House ("ACH") funds or funds wired in favor of, "Hines Real Estate Investment Trust, Inc." or "Hines REIT" (collectively "Instruments of Payment") for deposit into an account with Escrow Agent. Such Instruments of Payment received from residents of the State of Pennsylvania shall be placed in a separate deposit sub-account entitled "Wells Fargo Bank, N.A., as Escrow Agent for Pennsylvania Residents (Hines Real Estate Investment Trust, Inc.)" (collectively the account and the sub-account shall be referred to as the "Escrow Account").


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2. Holding; Nonpayment

         All Instruments of Payment presented to Escrow Agent shall be promptly processed for collection by Escrow Agent. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. The Escrow Funds shall be held by the Escrow Agent in the Escrow Account until such funds are either returned to the subscribers in accordance with Section 3 hereof or disbursed to the Company in accordance with Section 6 hereof. In the event any of the Instruments of Payment are returned to Escrow Agent for nonpayment prior to receipt of the Minimum Offering, Escrow Agent shall promptly notify the Company in writing of such nonpayment, and Escrow Agent is authorized to debit the Escrow Account in the amount of such return payment as well as any interest earned on the investment represented by such payment. The Escrow Agent shall deliver any returned Instruments of Payment to the Company.

3. Return of Escrow Funds if Minimum Offering is not Raised

         In the event that Escrow Agent is not in receipt of evidence that subscriptions for the Minimum Offering have been accepted at the close of business on the date which is one month before the Expiration Date, Escrow Agent shall promptly notify the Company of such fact. Thereafter, the Company agrees to use its best efforts to obtain an executed IRS Form W-9 from each subscriber within thirty (30) days after providing such notice (to the extent that a substitute W-9 has not been obtained in connection with the execution of the Subscription Agreement). Upon receipt of a Form W-9 from each subscriber, Escrow Agent shall promptly, in any event within the next business day following the Expiration Date or as soon as possible thereafter, return by check or ACH funds deposited in the Escrow Account, or shall return the Instruments of Payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each subscriber at the address provided in the subscription documents. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each subscriber's investment in accordance with the terms and conditions specified in
Section 7 hereof, except that in the case of subscribers who have not provided an executed Form W-9, Escrow Agent shall withhold thirty-one percent (31%) of the earnings attributable to those subscribers in accordance with IRS regulations. Notwithstanding the foregoing, Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

         In the event that the Company rejects any subscription for which Escrow Agent has already collected funds, Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which Escrow Agent has not yet collected funds but have submitted the subscriber's Instrument of Payment for collection, Escrow Agent shall promptly issue a check in the amount of the subscriber's payment to the rejected subscriber after such funds have been collected. If Escrow Agent has not yet submitted a rejected subscriber's Instrument of Payment for collection, Escrow Agent shall promptly return such Instrument of Payment directly to the subscriber.

4. Notification Minimum Offering has been Achieved

         Following receipt by Escrow Agent of cash and Instruments of Payment of the Minimum Offering prior to the Expiration Date, Escrow Agent shall notify the Company in writing within


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one business day when such funds have been collected through normal banking channels and deposited in the Escrow Account.

5. Investment of Escrow Funds

         Prior to the disbursement of Escrow Funds in accordance with the provisions of Section 3 or 6 hereof, Escrow Agent shall invest all of the Escrow Funds in "Short-term Investments" (as defined below) and Escrow Agent is further authorized and Escrow Agent agrees to reinvest all earnings and interest derived therefrom in any of the Short-term Investments specified below. In the absence of written direction from the Company, Escrow Funds will be invested in an interest bearing trust account of the Escrow Agent. Interest will be compounded daily and interest credited to the Escrow Account at least monthly. In the event that instruments of payment are returned to Escrow Agent for nonpayment, Escrow Agent is authorized to debit the Escrow Account in accordance with Section 2 hereof.

                  "Short-term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market funds comprised of these obligations or shares or units in any money market mutual fund (including mutual funds of the Escrow Agent) registered under the Investment Company Act of 1940, as amended, whose investment portfolio consists solely of direct obligations of the United States government, and which fund has been rated AAA by either Standard & Poor's or Moody's rating agencies; or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as a depository or custodian for any such funds, including, without limitation, such certificates or instruments of the Escrow Agent, all of which instruments must be capable of being readily sold or otherwise disposed of for cash on or before the earlier of (i) the date that the Minimum Offering is achieved, or (ii) the Expiration Date, without any dissipation of the offering proceeds invested.

                  The following securities are not permissible investments:

                  (a)   corporate equity or debt securities;
                  (b)   repurchase agreements;
                  (c)   bankers' acceptances;
                  (d)   commercial paper; and
                  (e)   municipal securities.

         All amounts earned, paid or distributed with respect to the Escrow Funds, whether interest, dividend, distributions or otherwise, shall become a part of the Escrow Account and shall be distributed pursuant to either Section 3 or Section 6 of this Agreement, as applicable.

6. Disbursements to the Company by Escrow Agent

         All disbursements from the Escrow Account, except for disbursements under the provisions of Section 3 hereof, shall be made by Escrow Agent only pursuant to the provisions of this Section 6. Except for disbursements authorized upon court order, Escrow Agent shall hold all funds in the Escrow Account until (i) the date Instruments of Payment for the Minimum Offering have cleared normal banking channels after receipt by Escrow Agent of the Minimum


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Offering, and (ii) receipt of letter instructions from the Company directing disbursements of such funds to the Company. Notwithstanding the foregoing, all subscription proceeds received from residents of the State of Pennsylvania must be retained by Escrow Agent until the earlier of (i) 120 days after commencement of this offering, or (ii) such time as a total of $73,333,333 has been deposited in the Escrow Account from all sources. If at the end of such 120-day period, the minimum escrow amount set forth above has not been satisfied, the Company will notify the Pennsylvania investors within 10 calendar days after the end of the escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests a return of such funds with 10 days of receipt of the notification, the funds will be returned to such investor within 15 calendar days after receipt of the Pennsylvania investor's request. In disbursing such funds, Escrow Agent is authorized to rely solely upon such letter instructions which Escrow Agent receives from the Company whether or not such instructions are correct, true or authentic; provided that, if in Escrow Agent's opinion such letter instructions from the Company are unclear, Escrow Agent is authorized to rely upon the legal counsel to the Company in distributing such funds to the effect that distribution of the funds is authorized by the letter instructions of the Company and that distribution of the funds in that manner is authorized by and in compliance with such letter. However, Escrow Agent shall not be required to disburse any funds attributable to Instruments of Payment which have not been collected by Escrow Agent, provided that Escrow Agent shall use its best efforts to promptly collect such funds after receipt of disbursement instructions from the Company in accordance with this Section, and shall disburse such funds in compliance with the disbursement instructions from the Company.

         Upon disbursement of funds pursuant to this Section 6, the parties agree that the Company shall include all amounts earned on the Escrow Account in their gross income for federal, state and local income tax purposes and pay any income tax resulting therefrom.

7. Income and Deduction of Escrow Expenses

         In the event the offering of Shares terminates prior to receipt of the Minimum Offering, income earned on subscription proceeds deposited in the Escrow Account ("Gross Escrow Income") minus the reasonable expenses of the Escrow Agent, if any ("Net Escrow Income") shall be remitted to subscribers in compliance with Section 3. Each subscriber's pro rata portion of Net Escrow Income shall be determined by the Company as follows: The total amount of Net Escrow Income shall be multiplied by a fraction, the numerator of which is determined by multiplying the number of Shares purchased by said subscriber times the number of days said subscriber's proceeds are invested prior to termination of the offering, and the denominator of which is the total of the numerators for all such subscribers. Notwithstanding the foregoing, (i) escrow expenses, if any, may be deducted from the Escrow Account only to the extent of Gross Escrow Income, and the Company shall reimburse Escrow Agent any reasonable expenses in excess of such amount, and (ii) Alabama, Kansas, Maine, Missouri, North Carolina, Ohio and Pennsylvania residents will be paid their pro rata portion of income earned on subscription proceeds deposited in the Escrow Account without any deductions for escrow expenses. Escrow Agent shall promptly notify the Company of the amount of Net Escrow Income which subscribers who are Maine, Missouri, Ohio or Pennsylvania residents would have received if escrow expenses were not deducted from Gross Escrow Income, and the Company shall reimburse Escrow Agent for such pro rata escrow expenses attributable to subscribers who are


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Maine, Missouri, Ohio or Pennsylvania residents. Escrow Agent shall promptly remit all such Net Escrow Income in accordance with Section 3.

8. Escrow Fees and Expenses

         As compensation for serving as Escrow Agent hereunder, Escrow Agent shall receive the fees, charges and reimbursement of expenses set forth on Schedule A attached hereto. Any fees, charges or reimbursement of expenses not specifically set forth on Schedule A hereto shall be negotiated in good faith between the parties.

9. Termination

         Unless otherwise provided in this Agreement, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company pursuant to Section 6 hereof, or (b) to subscribers pursuant to Sections 3 and 7 hereof.

10. Escrow Agent Provisions

         (a) In performing any duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful misconduct, willful default, breach of trust, or gross negligence, and accordingly Escrow Agent shall not incur any such liability with respect to any action taken or omitted in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

         (b) The Company hereby agrees to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including the reasonable cost of attorneys' fees and disbursements, that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with acceptance of appointment as the escrow agent hereunder, or the performance of duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities and expenses result from willful default, breach of trust or gross negligence.

         (c) In the event of a dispute between the parties hereto sufficient in Escrow Agent's discretion to justify doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to Escrow Agent's duties hereunder, Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and Escrow Agent shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of any compensation earned prior to such filing.


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         (d) This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph. Should, at any time, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by notifying the Company in writing, by certified mail, and until (i) the acceptance by a successor escrow agent as shall be appointed by the Company; or
(ii) 30 days following the date upon which notice was mailed, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

         (e) The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice which shall be not less than 60 days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent, provided that Escrow Agent agrees to cooperate in good faith in connection with the transition to a successor escrow agent. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company pursuant to paragraph 6 hereof, or (b) to subscribers pursuant to paragraphs 3 and 7 hereof.

         (f) If the Escrow Agent materially breaches this Agreement, it may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such notice.

11. Miscellaneous

         (a) All written notices and letters required hereunder to Escrow Agent shall only be effective if delivered personally or by certified mail, return receipt requested to Wells Fargo Corporate Trust, 666 Walnut N8200-034, Des Moines IA 50309, Attn: Teresa A. Smith/ M.J. Dolan All written notices and letters required hereunder to the Company shall only be effective if delivered personally or by certified mail, return receipt requested to Hines Real Estate Investment Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118; attention Charles M. Baughn, CEO.

         (b) This Agreement shall be governed by the laws of the State of Texas as to both interpretation and performance.

         (c) The provisions of this Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

         (d) The Company hereby acknowledges that Escrow Agent is serving as escrow agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that by serving as escrow agent hereunder or otherwise, have investigated the desirabilities or advisability of investment in the Company, or have approved, endorsed or passed upon the


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merits of the Shares or the Company. The Company further agrees to instruct the
Hines Real Estate Securities, Inc., as the Dealer Manager of the offering of the Shares, and each of its representatives, and any other representative who may offer Shares to persons from time to time, that they shall not represent or imply that Escrow Agent has investigated the desirability or advisability of investment in the Company, or have approved, endorsed or passed upon the merits of the Shares or the Company, nor shall they use Escrow Agent's name in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that Escrow Agent has agreed to serve as escrow agent for the limited purposes herein set forth.

         (e) This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

         (f) In the event that Escrow Agent receives Instruments of Payment (or wired funds) after the Minimum Offering has been received and the proceeds of the Escrow Account have been distributed to the Company pursuant to this Agreement, Escrow Agent is hereby authorized to deposit such Instruments of Payment to any deposit account as directed by the Company. The application of said funds into a deposit account directed by the Company shall be a full remittance to Escrow Agent and Escrow Agent shall not be responsible for the application of said funds.

         (g) The Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

         (h) The Indemnification provisions set forth herein shall survive the termination of this Agreement.

                        [Signatures appear on next page.]


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         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed as of the date first written above.


                                    THE COMPANY:

                                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    ESCROW AGENT:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


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                                   SCHEDULE A

                       HINES REAL ESTATE INVESTMENT TRUST
                            ESCROW AGENT FEE SCHEDULE

                                   Assumptions
o Receipt by Wells Fargo of the electronic transmission of subscriber data in a format compatible with Wells Fargo systems

     o WF does not handle subscription documents or Instruments of Payment

o WF receives funds via deposit by issuer or its agent in the escrow account or
                    ACH/wires representing subscription funds

                      o WF does not obtain W-9 information

                        o Investment of collected funds

ACCEPTANCE FEE:                                                                                $3,000

For initial services including examination of the Escrow Agent Agreement and all supporting documents as well as database development. This is a one-time fee payable upon the execution of the Escrow Agent Agreement.

ANNUAL ADMINISTRATION FEE:                                                                     $5,000

This annual administration fee covers standard services required under the documents. Also includes periodic disbursements to company. An additional charge of $500 per sub-account will be billed for accounts opened in connection with certain state regulations. Transaction charges noted below apply for certain responsibilities including payments to subscribers. This annual administration fee is initially payable upon the SEC effectiveness of the offering of the Company and, thereafter, annually in January for any calendar year or portion thereof. This fee shall be reviewed at the end of the first year and may be renegotiated in accordance with new volume estimates.

TRANSACTION FEES:

To the extent that Wells Fargo Bank provides these services to the Company, the following transaction fees shall be charged:

Wire transfer of funds to investors                                                      $15 per item
Check transfer of funds to investors                                                     $15 per item
Receipt and posting of incoming wires                                                       No charge
Receipt and posting of incoming check                                                       No charge
Asset transactions (purchases/sales/calls/deposit/withdrawals, etc.)              $25 per transaction
1099 INT Tax reporting                                                                   $25 per form
ACH transfer of funds                                                                       No charge
Electronic pre-determined reports                                                           No charge
Interest calculations                                                                       No charge


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EXTRAORDINARY SERVICES:

Additional reasonable compensation will be charged for extraordinary services based on the then current standard hourly charge. Extraordinary services include, but are not limited to, attending escrow closings, processing assignments of escrow interest, specialized reports (e.g. tax reporting other than 1099s), unusual certifications, reviewing and accepting modifications or amendments to the escrow agreement, and letter of credit draws, etc. The Company will be informed in advance of Wells Fargo's performance of services that are considered extraordinary.

Any overdrafts caused by failed or incomplete wires of funds or failed or incomplete securities deliveries will be reimbursable to Wells Fargo Bank at prime plus two percent (2%).

All out-of-pockets expenses incurred in the administration of the account, including, but not limited to, postage, telephone charges, insurance, photocopies, supplies, and legal fees with the exception of legal fees incurred at the inception of the account, may be billed to the Company at cost. If such expenses are to be billed to the Company, the Company will be informed of such expenses before they are incurred.

NOTE: The transaction underlying this proposal, and all related legal documentation, is subject to review and acceptance by Wells Fargo Bank in accordance with industry standards. Should the actual transaction materially differ from the assumptions used herein, Wells Fargo Bank reserves the right to modify this proposal. Billings over 30 days past due are subject to a 1.5% per month late payment penalty of the balance due.